V E R I T E X Second Quarter 2019 Investor Presentation July 23, 2019

Safe Harbor Forward-looking statements This presentation contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on various facts and derived utilizing assumptions, current expectations, estimates and projections and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include, without limitation, statements relating to the impact Veritex Holdings, Inc. (“Veritex”) expects its recently completed acquisition of Green Bancorp, Inc. (“Green”) to have on its operations, financial condition and financial results and Veritex’s expectations about its ability to successfully integrate the combined businesses of Veritex and Green and the amount of cost savings and overall operational efficiencies Veritex expects to realize as a result of the recently completed acquisition of Green. The forward-looking statements in this presentation also include statements about the expected payment date of Veritex’s quarterly cash dividend, Veritex’s future financial performance, business and growth strategy, projected plans and objectives, as well as other projections based on macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. Further, certain factors that could affect future results and cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to, the possibility that the businesses of Veritex and Green will not be integrated successfully, that the cost savings and any synergies from the acquisition may not be fully realized or may take longer to realize than expected, disruption from the acquisition making it more difficult to maintain relationships with employees, customers or other parties with whom Veritex has (or Green had) business relationships, diversion of management time on integration-related issues, the reaction to the acquisition by Veritex’s and Green’s customers, employees and counterparties and other factors, many of which are beyond the control of Veritex. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Veritex’s Annual Report on Form 10-K for the year ended December 31, 2018 and any updates to those risk factors set forth in Veritex’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. If one or more events related to these or other risks or uncertainties materialize, or if Veritex’s underlying assumptions prove to be incorrect, actual results may differ materially from what Veritex anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Veritex does not undertake any obligation, and specifically declines any obligation, to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise. All forward-looking statements, expressed or implied, included in this presentation are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Veritex or persons acting on Veritex’s behalf may issue. This presentation also includes industry and trade association data, forecasts and information that Veritex has prepared based, in part, upon data, forecasts and information obtained from independent trade associations, industry publications and surveys, government agencies and other information publicly available to Veritex, which information may be specific to particular markets or geographic locations. Some data is also based on Veritex's good faith estimates, which are derived from management's knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Although Veritex believes these sources are reliable, Veritex has not independently verified the information contained therein. While Veritex is not aware of any misstatements regarding the industry data presented in this presentation, Veritex's estimates involve risks and uncertainties and are subject to change based on various factors. Similarly, Veritex believes that its internal research is reliable, even though such research has not been verified by independent sources. 2

Non-GAAP Financial Measures Veritex reports its results in accordance with United States generally accepted accounting principles (“GAAP”). However, management believes that certain supplemental non-GAAP financial measures used in managing its business provide meaningful information to investors about underlying trends in its business. Management uses these non-GAAP measures to assess the Company’s operating performance and believes that these non-GAAP measures provide information that is important to investors and that is useful in understanding Veritex’s results of operations. However, non-GAAP financial measures are supplemental and should be viewed in addition to, and not as an alternative for, Veritex’s reported results prepared in accordance with GAAP. The following are the non-GAAP measures used in this presentation: • Tangible book value per common share; • Tangible common equity to tangible assets; • Returns on average tangible common equity; • Operating net income; • Pre-tax, pre-provision operating earnings; • Diluted operating earnings per share; • Operating return on average assets; • Operating return on average tangible common equity; • Operating efficiency ratio; • Operating noninterest income; and • Operating noninterest expense. Please see “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for reconciliations to the most directly comparable financial measures calculated in accordance with GAAP. 3

Company Snapshot Overview Footprint • Headquartered in Dallas, Texas • Commenced banking operations in 2010; completed IPO in 2014 • Focused on relationship-driven commercial and private banking across a variety of industries, predominantly in Texas Company Highlights Listing Nasdaq: VBTX Market Cap (July 15, 2019) $1.40 B Total Branches 38 Profitability – Year to Date June 30, 20191 ROAA 1.66% ROATCE 18.50% Efficiency Ratio 43.60% Balance Sheet – Quarter Ended June 30, 2019 Total Assets $8,010 Total Loans $5,939 Total Deposits $6,165 Tangible Book Value Per Common Share1 $14.27 Asset Quality – Quarter Ended June 30, 2019 NPAs / Total Assets 0.54% 2 ALLL + PD / Total Loans 1.77% 4 1 Please refer to the “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures. 2 Purchase discount (“PD”)

Second Quarter 2019 Highlights • Diluted earnings per shares (“EPS”) was $0.49 and diluted operating EPS1 was $0.59, resulting in diluted operating EPS up 28.3% compared to the second quarter 2018; • Book value per common share was $22.55 and tangible book value per Green Bank Merger Update common share1 was $14.27 in Q2 reflecting operating earnings, merger expenses, dividends and share repurchase activity; Closed merger on January 1, 2019 • Return on average assets of 1.36% with operating return on average 1 assets of 1.63% in Q2; Integration of people, processes and culture proceeding well • Efficiency ratio of 51.49% and operating efficiency ratio1 of 43.66%, reflecting two consecutive quarters of operating efficiency ratio below 44%; Cost savings are being realized faster than modeled • Purchased 855,262 shares of outstanding Veritex common stock under stock buyback program during Q2 resulting in 1,171,862 shares purchased Completed core system conversion during 2019; Completed 4 branch closures and • On July 22, 2019, declared quarterly cash dividend of $0.125 per common planned divesture of the Austin share payable in August 2019; branch • Successfully converted systems, customers, branches and branding in June 2019 in connection with our acquisition of Green Bancorp, Inc.; • Completed previously announced sale of Austin branch thereby exiting the Austin market. 1 Please refer to the “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures. 5

Fully Diluted EPS and ROATCE1 Diluted Earnings Per Share1 $0.59 $0.59 $0.60 $0.50 $0.46 $0.47 $0.49 $0.42 $0.42 $0.40 $0.40 $0.36 $0.30 $0.20 $0.13 $0.10 $0.00 2Q18 3Q18 4Q18 1Q19 2Q19 Reported Operating ROATCE1 18.81% 20% 18.09% 14.07% 13.37% 15% 12.49% 15.26% 12.80% 10% 11.52% 10.79% 5% 5.09% 0% 2Q18 3Q18 4Q18 1Q19 2Q19 Reported Operating 1 Please refer to the “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures. 6

ROAA and Efficiency Ratio1 ROAA1 2.0% 3.0% 1.69% 1.63% 2.40% 1.47% 1.40% 2.5% 2.22% 1.5% 1.28% 2.03% 1.98% 1.95% 2.0% 1.36% 1.34% 1.0% 1.20% 1.5% 1.10% 1.36% 1.0% 1.34% 0.5% 1.20% 1.10% 0.5% 0.38% 0.0% 0.0% 0.38% 2Q18 3Q18 4Q18 1Q19 2Q19 2Q18 3Q18 4Q18 1Q19 2Q19 Reported Operating Reported PTPP Operating Efficiency Ratio1 Tangible Book Value per Common Share1 85% 82.30% $14.74 80% $15.00 $14.27 75% $14.50 $14.21 $13.83 $13.83 70% $14.00 65% $13.50 57.58% 60% 54.27% $13.00 53.51% 55% 51.49% $12.50 $0.44 50% $12.00 43.54% 45% 50.65% 48.67% 49.09% 43.66% $11.50 40% $11.00 2Q18 3Q18 4Q18 1Q19 2Q19 2Q18 3Q18 4Q18 1Q19 2Q19 Reported Operating 1 Please refer to the “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures. 7

Net Interest Income • Net interest income of $71.4 million slightly decreased from 1Q19 and increased $43.5 million, or 156%, compared to 2Q18, largely $ in million $72.9 due to the Green merger $71.4 • Net interest margin of 4.00% down 17 bps compared to 1Q19; includes $5.5 million of purchase accounting adjustments in 2Q19 compared to $6.8 million in 1Q19 • Excluding all purchase accounting, the adjusted NIM declined 9 bps to 3.69% • 2Q19 loan commitments totaled $542.6 million at a weighted average rate of 5.51% Drivers of NIM decrease $27.9 NIM Adj. NIM 4.17% 4.00% 1Q19 Net Interest Margin 4.17% 3.78% 4.09% Impact of rates on other earnings assets (0.03%) (0.03%) 3.78% 3.74% Impact of purchased floors (0.01%) (0.01%) 3.69% Impact of lagging deposit betas (0.06%) (0.06%) 2Q18 1Q19 2Q19 Net Interest Income Impact from other borrowing rates 0.01% 0.01% NIM 1 Adjusted NIM (Excludes All Purchase Accounting) Impact from lower loan accretion (0.03%) - Impact from lower deposit premium (0.05%) - accretion 2Q19 Net Interest Margin 4.00% 3.69% 1 Purchase accounting adjustments are primarily comprised of loan accretion and deposit premium amortization of $3.6 million and $1.9 million in 2Q19, $4.1 and $2.7 million in 1Q19 and $2.1 8 million and $190 thousand in 2Q18.

Rate Impact and Actions Taken

1. During Q2, purchased $275 million of 1 month Libor interest rate floors with a strike rate of 2.43% and restructured $255 million of bonds, extending duration, picking up yield and decreasing our variable-rate exposure to just under 7%. This step removed 20% of the impact from a down 100 rate move. See static shock graph below.
2. Subsequent to quarter end, entered into $400 million of floating rate and structured borrowings at a blended rate of 1.46% to replace high cost funding including our corresponding money market. While not affecting the interest rate risk profile, this step is estimated to add approximately 5 bps to NIM before the impact of falling rates.
3. Customer specific plans in place for falling rate environment focused on retaining strong relationships and limiting impact to franchise value.
4. Note the variable rate loan floor table below which shows the percentage of loans with floors and the spread to the floor.

Static Shock Impact on Net Interest Income



15.00%
10.00%
5.00%
0.00%
-5.00%
-10.00%
-15.00%
Down 300
Down 200
Down 100
Base
Up 100
Up 200
March-19
June-19

Variable Rate Loan Floors

Grouping	Total Balance	% of Total Balance	Cumulative % of Total Balance
No Floor	$ 2,859	69%	69%
Floor Reached	118	3%	72%
0-25 bps to Reach Floor	64	2%	74%
26-50 bps to Reach Floor	69	2%	76%
51-75 bps to Reach Floor	56	1%	77%
76-100 bps to Reach Floor	325	8%	85%
101-125 bps to Reach Floor	81	2%	87%
126-150 bps to Reach Floor	194	5%	92%
151+ bps to Reach Floor	345	8%	100%
$ in million	**$ 4,111**	**100%**	

9

Noninterest Income (Operating) • Operating noninterest income1 totaled $6.7 million for the quarter ended June 30, 2019 which includes a $434 thousand write down in the value of acquired investments in community development-oriented private equity funds used for Community Reinvestment Act purposes. • SBA sales down from previous year but remain on track with year to date expectations. Operating Noninterest Income1 Composition ($ in thousands) $9,256 $2,091 $6,676 $218 $2,370 $1,104 $1,932 $3,661 $1,278 $611 $2,290 $2,408 $1,831 $767 $919 $3,517 $3,422 $416 $270 $261 $410 $387 $846 $809 $832 2Q18 3Q18 4Q18 1Q19 2Q19 Service charges and fees on deposit accounts Loan fees Gain on sale of loans Other 1 Please refer to the “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures. 10

Noninterest Expense (Operating) • Operating noninterest expense totaled $34.1 million1 for the quarter ended June 30, 2019, a 4.7% decrease over the prior quarter. • Operating noninterest expense excludes branch closures/divestitures, core conversion and planned employee departures. • Added new talent during the second quarter without significant impact to salaries and employee benefits expenses. Operating Noninterest Expense1 Composition ($ in thousands) $35,776 $34,106 $6,584 $7,100 $2,760 $2,719 $3,418 $2,814 $4,129 $4,014 $15,554 $16,208 $14,705 $2,579 $2,794 $2,942 $798 $835 $856 $1,893 $1,889 $1,528 $2,412 $18,885 $2,143 $2,890 $17,459 $7,236 $7,394 $8,278 2Q18 3Q18 4Q18 1Q19 2Q19 Salaries and employee benefits Occupany and equipment Professional and regulatory fees Amortization of intangibles Other 11 1 Please refer to the “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures.

Loans Held For Investment For the Quarter Ended • Loans held for investment increased $154.0 million, or 10.7% on a ($ in millions) 1Q19 2Q19 1 linked quarter annualized basis, as a result of organic growth. Originated Loans 2,510 2,730 • Excluding mortgage warehouse, loans held for investment Acquired Loans 3,154 3,002 Mortgage warehouse 114 200 increased 4.8% on a linked quarter annualized basis. Total Loans 5,778 5,932 • 50.7% of loan portfolio was credit marked in the last 7 quarters. Qtr / Qtr Change in Balance Originated Loans1 18.3% 8.8% Loans Held for Investment Acquired Loans 650.8% -4.8% Mortgage warehouse 100% 75.4% ($ in billions) Total Loans 126.1% 2.7% $5.9B $6 Loan Composition $5 As of June 30, 2019 1-4 Family and $3.0 Consumer $4 $3.3 10% Commercial 30% $3 $0.4 $2 $0.7 $0.5 $2.9 $2.5 $2.1 $1 $1.7 $1.9 Owner Commercial Occupied CRE $- Real Estate 13% 2Q18 3Q18 4Q18 1Q19 2Q19 44% Originated Acquired Mortgage Warehouse 3% 1 Originated loans includes newly originated loans and purchased loans that have matured and renewed during the quarter. 12

Deposits and Liquidity • Noninterest-bearing deposits totaled $1.5 billion, Deposits which comprised 24.0% of total deposits as of ($ in thousands) June 30, 2019. $6,000 • Loan to deposit ratio increased to 96.2% at June 30, 2019 from 91.8% at March 31, 2019. $2,241 $2,042 • 2Q19 cost of deposits increased 17 bps over 1Q19 $5,000 reflecting lagging deposit betas and lower purchase accounting impact. • Continued focus on cost-effective deposit growth $4,000 with core clients. Average Cost of Total Deposits $3,000 1.79% $2,646 1.75% $2,617 1.62% 1.59% $648 $683 $626 $2,000 1.39% 1.38% 1.32% 1.20% 1.25% $1,346 $1,313 1.05% $1,253 $1,000 $1,440 $1,477 $611 $662 $626 $- 2Q18 3Q18 4Q18 1Q19 2Q19 2Q18 3Q18 4Q18 1Q19 2Q19 Average cost of total deposits Average cost of interest-bearing deposits Noninterest-bearing Interest-bearing Certificates and other time deposits 13

Strong Asset Quality Non-Purchased Purchased ($ in thousands) Impaired Impaired Total ALLL balance at 3/31/19 $ 21,304 $ 299 $ 21,603 Net charge-offs (226) - (226) Net QTD charge-offs: .004 % Provisions for loan losses 3,146 189 3,335 ALLL balance at 6/30/19 $ 24,224 $ 488 $ 24,712 Remaining purchase discount ("PD") mark 26,007 54,358 80,365 Total ALLL + PD $ 50,231 $ 54,846 $ 105,077 Effective Reserve of Loan balances $ 5,759,228 $ 172,943 $ 5,932,171 1.77% or $105.0 MM ALLL percentange 0.42% 0.28% 0.42% Remaining purchase discount mark percentage 0.45% 31.43% 1.35% Effective reserve percentange 0.87% 31.71% 1.77% Allowance for Loan Losses Ratio NPAs / Total Assets1 1.82% 1.77% 0.80% 0.77% 0.54% 1.29% 1.28% 1.23% 0.16% 0.29% $21 0.75% 0.73% 0.61% $2 0.37% 0.42% $64 $26 $4 $1 $25 $19 $16 $4 2Q18 3Q18 4Q18 1Q19 2Q19 2Q18 3Q18 4Q18 1Q19 2Q19 ALLL ALLL + Remaining PD Nonaccruals Accruing 90+ ORE NPAs/Total Assets 1 $ in millions 14

VHI Capital Ratios Company Level as of June 30, 2019 Bank Level as of June 30, 2019 12.71% 11.71% 12.45% 12.46% 11.50% 12.09% 11.93% 10.57% 10.47% 11.61% 10.02% 10.08% 10.65% 10.80% 1 TCE / TA Leverage Ratio Tier 1 Ratio Total Capital Ratio Leverage Ratio Tier 1 Ratio Total Capital Ratio 1Q19 2Q19 1Q19 2Q19 • Stock Buyback Program › QTD repurchased $22.1 million in common stock (855,262 shares) 2019 › YTD repurchased $29.8 million in common stock (1,171,862 shares) › Reduction in share count of 2.15% Capital • 2019 Return to Shareholders › QTD return of $28.9 million ($22.1 million in stock buyback and $6.8 Actions million in common dividends) › YTD return of $43.4 million ($29.8 million in stock buyback and $13.6 million in common dividends) 1 Please refer to the “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures. 15

V E R I T E X Reconciliation of Non-GAAP Financial Measures

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